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                                                                    Exhibit 21.1

                       LIST OF SUBSIDIARIES OF THE COMPANY


         1.  Agri-Empresa, Inc. (TX)

         2.  Agri-Empresa Transportation, Inc. (TX)

         3.  Charles Holston, Inc. (LA)

         4.  Coil Tubing Services, L.L.C. (LA)

         5.  Diamond Wireline Services, Inc. (TX)

         6.  Drill Motor Services, Inc. (LA)

         7.  Dyna Drill Technologies, Inc. (TX)

         8.  Grinding and Sizing Company, Inc. (TX)

         9.  Integrity Industries, Inc. (TX)

         10. PathFinder Energy Services AS (Norway)

         11. PathFinder Energy Services B.V. (Netherlands)

         12. PathFinder Energy Services Canada, Ltd. (Canada)

         13. PathFinder Energy Services Holding B.V. (Netherlands)

         14. PathFinder Energy Services, Inc. (LA)

         15. PathFinder Energy Services Limited (UK)

         16. PathFinder Energy Services L.L.C. (DE)

         17. PathFinder Services Holdings, Inc. (DE)

         18. Perf-O-Log, Inc. (TX)

         19. P.E.S. Management Netherlands C.V. (Netherlands)

         20. STG Transportation, Inc. (TX)

         21. Thomas Energy Services, Inc. (LA)

         22. Well Safe, Inc. (TX)

         23. W-H Drilling Solutions, Inc. (TX)